     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 10, 1994
                                                     Registration No. 33-
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                    Form S-8
             REGISTRATION STATEMENT under THE SECURITIES ACT OF 1933

                                 -------------

                                    AGWAY INC.
             (Exact name of registrant as specified in its charter)
 DELAWARE                                         15-0277720
 (State of incorporation)           (I.R.S. Employer Identification Number)

                   333 Butternut Drive, DeWitt, New York 13214
                    (Address of principal executive offices)

                   AGWAY INC. EMPLOYEES' THRIFT INVESTMENT PLAN
                               (Full title of the plan)
                                                    Copy to:
   NELS G. MAGNUSON, Esq.                       DAVID M. HAYES, Esq.
          AGWAY INC.                               AGWAY INC.
           BOX 4933                                 BOX 4933
Syracuse, New York  13221-4933            Syracuse, New York  13221-4933
(Name and address of agent for service)
         315-449-6412
(Telephone number, including area code,
     of agent for service)
                                 ---------------







                        CALCULATION OF REGISTRATION FEE
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

                                                                Proposed maximum       Proposed maximum
Title of each class of                      Amount to be         offering price       aggregate offering         Amount of
securities to be registered                  registered             per unit                 price           registration fee
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

Participations in Agway Inc.
  Employees' Thrift Investment Plan . .   $     12,000,000          $    1.00           $     12,000,000        $     4,137.96

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    PAGE 1 OF 68.  EXHIBIT INDEX APPEARS ON SEQUENTIALLY NUMBERED PAGE 3.

             The purpose of this Registration Statement is to register additional participations in the Agway Inc. Employees' Thrift
Investment Plan. Participations were previously registered on Form S-8 on November 30, 1990 (Registration No. 33-38053).

                                    PART II
             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed by Agway and the Plan with the Securities and Exchange Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 are incorporated herein by reference:

         a) The Annual Report on Form 10-K of Agway Inc. and consolidated subsidiaries for the year ended
                 June 30, 1993.

         b) The Plan's Annual Report on Form 11-K filed as an Exhibit to the Annual Report of Agway Inc. on Form 10-K for the fiscal year ended June 30, 1993.

         c) All other reports filed by Agway or the Plan pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 subsequent to June 30, 1993.

         All documents filed by Agway or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 from the date hereof and prior to the filing of a post-effective amendment, which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Legal matters in connection with the securities offered by the Plan have been passed upon for Agway by Nels G. Magnuson, Esq., Associate General Counsel and Assistant Secretary of the Company;
Mr. Magnuson is also a member of the Employee Benefit Plans Administration Committee for the Agway Inc. Employees' Thrift Investment Plan. Agway has received an opinion from Mr. Magnuson that the Plan is qualified under Section 401(a) of the Internal Revenue Code and complies with the provisions of ERISA.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS:

         Article 12 of Agway's By-Laws states as follows:

           "12. INDEMNIFICATION - To the fullest extent possible under the provisions of the Delaware General Corporation Law and in the manner provided for thereunder, the Corporation shall indemnify any person, who is or was a director, officer, employee or agent of the corporation or any person who is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise."

         Section 145 of the Delaware General Corporation Law permits a corporation to indemnify its officers and directors against liabilities as provided for in Agway's By-Laws. Under the terms of a directors and officers liability and corporation reimbursement policy purchased by Agway, each of the directors and officers of Agway is insured against loss arising from any claim or claims which may be made during the policy period by reason of any wrongful act (as defined in the policy) in their capacities as directors or officers. In addition, Agway is insured against loss arising from any claim or claims which may be made during the policy period against any director or officer of Agway by reason of any wrongful act (as defined in the policy) in their capacities as directors or officers, but only when the directors or officers shall have been entitled to indemnification by Agway.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

Item 8.  EXHIBITS

EXHIBIT
NUMBER                DESCRIPTION
- -------               -----------
     4                Agway Inc. Employees' Thrift Investment Plan

     5                Copy of Opinion of Counsel, Nels G. Magnuson,
                      Esq., as to compliance with ERISA

    15                Inapplicable

    23                Consent of experts and counsel

    24                Inapplicable

    27                Inapplicable

    28                Inapplicable

    29                Inapplicable

UNDERTAKINGS

The undersigned registrant hereby undertakes:

A. 1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

           a. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           b. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

           c. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of a managing underwriter;

      2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

      3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

B. That, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
      Section 13(a) or Section 15(d) of the Securities Exchange Act of
      1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, and the State of New York, on the 8th day of June 1994.

                                  AGWAY INC.
                                 (Registrant)




                                 By                    CHARLES F. SAUL
                                                     President, CEO and
                                                       General Manager
                                               (Principal Executive Officer)

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



      Signature                                      Title                                    Date


 CHARLES F. SAUL                                President, CEO and                        June 8, 1994
                                                   General Manager
                                                   (Principal Executive Officer)


 PETER J. O'NEILL                               Senior Vice President,                    June 8, 1994
                                                   Finance & Control
                                                   (Principal Financial Officer
                                                   & Principal Accounting Officer)


 RALPH. HEFFNER                                 Chairman of the                           June 8, 1994
                                                   Board and Director


 CHARLES C. BROSIUS                             Vice Chairman of the                      June 8, 1994
                                                   Board and Director


 RICHARD C. CALL                                Director                                  June 8, 1994



 VYRON M. CHAPMAN                               Director                                  June 8, 1994



 EUGENE FREUND                                  Director                                  June 8, 1994

      Signature                                      Title                                    Date


 PETER D. HANKS                                 Director                                  June 8, 1994



 FREDERICK A. HOUGH                             Director                                  June 8, 1994



 STEPHEN P. JAMES                               Director                                  June 8, 1994



 ROBERT L. MARSHMAN                             Director                                  June 8, 1994



 SAMUEL F. MINOR                                Director                                  June 8, 1994



 DONALD E. PEASE                                Director                                  June 8, 1994



 JOHN H. ROSS                                   Director                                  June 8, 1994



 CARL D. SMITH                                  Director                                  June 8, 1994



 THOMAS E. SMITH                                Director                                  June 8, 1994



 JOHN H. TALMAGE                                Director                                  June 8, 1994



 JOEL L. WENGER                                 Director                                  June 8, 1994



 CHRISTIAN F. WOLFF, JR.                        Director                                  June 8, 1994



 WILLIAM W. YOUNG                               Director                                  June 8, 1994

           The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of DeWitt, and State of New York, on the 8th day of June 1994.


                              AGWAY INC. EMPLOYEES' THRIFT INVESTMENT PLAN



                              By                  ROBERT T. ENGFER
                                         Chairman, Administration Committee

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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
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                                   EXHIBITS

                                  filed with


                                   Form S-8

                             REGISTRATION STATEMENT

                                    under

                           THE SECURITIES ACT OF 1933





                                   AGWAY INC.


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

                                  EXHIBIT INDEX


EXHIBIT NUMBER

 (4)     Instruments defining the rights of security holders:
         Agway Inc. Employees' Thrift Investment Plan . . . . . . . . .Page 3

 (5)     Opinion of counsel. . . . . . . . . . . . . . . . . . . . . . Page 4

(15)     Letter re unaudited interim financial information . . . Inapplicable

(23)     Consents of experts and counsel . . . . . . . . . . . . . . . Page 5

(24)     Power of attorney . . . . . . . . . . . . . . . . . . . Inapplicable

(27)     Financial data schedule . . . . . . . . . . . . . . . . Inapplicable

(28)     Information from reports furnished to state
         insurance regulatory authorities. . . . . . . . . . . . Inapplicable


(29)     Additional exhibits . . . . . . . . . . . . . . . . . . Inapplicable